CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8, SEC file no. 333-176963, filed by Red Metal Resources Ltd. with the Securities and Exchange Commission on September 23, 2011, of our report dated  April 30, 2014 to the consolidated financial statements of  Red Metal Resources Ltd. which appears in Red Metal Resources’ Ltd. Annual Report on Form 10-K for the year ended January 31, 2014.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

April 30, 2014